                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                    Amendment to Application or Report Filed
                    Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



                  MULTIPLE DIMENSIONAL LASER TECHNOLOGIES, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     The undersigned registrant hereby amends the following items, financial statements, exhibits, or other portions of its Form 8-K Report filed July 10, 1997, as set forth in the pages attached hereto.


   Colorado                      0-21941                         84-11356381
-------------------------------------------------------------------------------
(State of                     (Commission                         (IRS Employer
Incorporation)                file number)                   Identification No.


   105 Hunter Street, Sulphur Springs, Texas 75482
-------------------------------------------------------------------------------
   (Address of principal executive offices)


   903/439-2064
-------------------------------------------------------------------------------
   (Registrant's telephone number, including area code)


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     This amended Form 8-K supplements the Form 8-K filed by the registrant as of June 25, 1997. It includes interim financial statements as of May 31, 1997, which the original filing refers to under Item 7(a).

     Management comment to Item 7: Since the filing of the Form 8-K, to which this is an amendment, Management has determined, and the Board of Directors has agreed by resolution duly passed, that the Company elects to change its fiscal year to the year ending December 31, in order to conform with the fiscal year of its predecessor Nevada corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


MULTIPLE DIMENSIONAL LASER
TECHNOLOGIES, INC.



 /s/  William T. Swor
---------------------------
William T. Swor, President

Date: November 5, 1997
     ----------------------

                   MULTIPLE DIMENSIONAL LASER TECHNOLOGY, INC.


                     INDEX TO UNAUDITED FINANCIAL STATEMENTS

                                                                           Page

Balance Sheet at May 31, 1997................................................1

Statement of Operations For the Five Months Ended May 31, 1997...............2

Statement of Changes in Stockholders' Equity
         For the Period from September 28, 1993
         (Date of Inception) to May 31, 1997.................................3

Statement of Cash Flows For the Five Months Ended May 31, 1997...............4

Notes to Financial Statements..............................................5-8

Pro Forma Financial Statements............................................9-10

                   MULTIPLE DIMENSIONAL LASER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                  MAY 31, 1997
                                   (UNAUDITED)


                                     ASSETS

                                                                    May 31, 1997
                                                                    ------------
Current assets:
      Cash                                                          $   373,309
      Receivable, shareholder                                            25,955
      Prepaid expenses                                                    4,150
      Inventories (Note 3)                                              435,579
                                                                    -----------
           Total current assets                                         838,994
                                                                    -----------

Property and equipment:
      Furniture, equipment and autos                                    310,036
         Less accumulated depreciation                                 (207,280)
                                                                    -----------
                                                                        102,756
                                                                    -----------

Other assets:
      Organization costs, net of accumulated amortization                   180
      Patents, net of accumulated amortization                            4,993
      Software, net of accumulated amortization                           6,000
                                                                    -----------
                                                                         11,172
                                                                    -----------
                                                                    $   952,922
                                                                    ===========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable and accrued liabilities                      $    16,870
      Notes payable, shareholders (Note 4)                              315,000
                                                                    -----------
           Total current liabilities                                    331,870
                                                                    -----------

Commitments and contingencies (Note 8)                                     --

Stockholders' equity:
      Common stock, $.01 par value, 50,000,000 shares
           authorized; 49,495,000 and 46,725,000 shares
           issued and outstanding                                       777,350
      Additional paid-in capital                                      1,061,900
      Accumulated deficit                                            (1,166,503)
                                                                    -----------
                                                                        672,747
       Less treasury stock, 425,000 shares, at cost                     (51,695)
                                                                    -----------
           Total stockholders' equity                                   621,052
                                                                    -----------
                                                                    $   952,922
                                                                    ===========

                 See accompanying notes to financial statements.

                   MULTIPLE DIMENSIONAL LASER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                     FOR THE FIVE MONTHS ENDED MAY 31, 1997
                                   (UNAUDITED)

                                                                      Period from inception
                                               Five months ended       (September 28, 1993)
                                                 May 31, 1997             to May 31, 1997
                                               -----------------      ---------------------

Operating Income:
      Sales                                      $     85,000              $     85,000
                                                 ------------              ------------
            Total income                         $     85,000              $     85,000

      Cost of Goods Sold                         $     46,157              $     46,157
                                                 ------------              ------------
            Total Cost of Goods Sold             $     46,157              $     46,157

            Gross Profit                         $     38,843              $     38,843

Operating expenses:
      Other general and administrative           $    183,180              $  1,198,403
                                                 ------------              ------------

            Loss from operations                     (144,337)               (1,159,560)

Other income (expense):
      Interest, net                                     1,710                   (10,847)
      Other                                                --                     3,903
                                                 ------------              ------------
            Total other income (expense)                1,710                    (6,944)
                                                 ------------              ------------

            Net loss                             $   (142,628)             $ (1,166,504)
                                                 ============              ============

Net loss per common share                        $      (0.00)
                                                 ============

Weighted average common shares                     49,495,000
                                                 ============




                 See accompanying notes to financial statements.

                   MULTIPLE DIMENSIONAL LASER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
           PERIOD FROM INCEPTION (SEPTEMBER 28, 1993) TO MAY 31, 1997
                                   (UNAUDITED)


                                                Stock to be Issued                 Common Stock
                                             Shares          Amount           Shares           Amount
                                          -----------      -----------      -----------     -----------

Issuance of common stock for assets              --        $      --         31,200,000     $   312,000
Issuance of common stock for services            --               --          5,500,000          55,000
Net loss, period from inception
   (September 28, 1993) to
   December 31, 1993 (unaudited)                 --               --               --              --
                                          -----------      -----------      -----------     -----------
Balance, December 31, 1993                       --               --         36,700,000         367,000
Issuance of common stock                         --               --          3,425,000          34,250
Issuance of common stock for services            --               --          1,200,000          12,000
Net loss                                         --               --               --              --
                                          -----------      -----------      -----------     -----------
Balance, December 31, 1994                       --               --         41,325,000         413,250
Issuance of common stock                    1,850,000          186,250        2,275,000          22,750
Common stock issued for services                 --               --          3,125,000          31,250
Net loss                                         --               --               --              --
                                          -----------      -----------      -----------     -----------
Balance, December 31, 1995                  1,850,000          186,250       46,725,000         467,250
Issuance of common stock                   (1,700,000)        (171,250)       2,510,000          25,100
Cash returned to investors                   (150,000)         (15,000)            --              --
Purchase of treasury stock                       --               --               --              --
Net loss                                         --               --               --              --
                                          -----------      -----------      -----------     -----------
Balance, December 31, 1996                       --        $      --         49,235,000     $   492,350
                                          ===========      ===========      ===========     ===========

Issuance of common stock                                                        260,000         285,000

Net loss

                                          -----------      -----------      -----------     -----------
Balance, May 31, 1997                              --      $        --      $49,495,000     $   777,350
                                          ===========      ===========      ===========     ===========

                                          Additional
                                           Paid-in        Accumulated       Treasury
                                           Capital          Deficit           Stock            Total
                                          -----------     -----------      -----------      -----------
Issuance of common stock for assets       $     5,000     $      --        $      --        $   317,000
Issuance of common stock for services            --              --               --             55,000
Net loss, period from inception
   (September 28, 1993) to
   December 31, 1993 (unaudited)                 --           (79,652)            --            (79,652)
                                          -----------     -----------      -----------      -----------
Balance, December 31, 1993                      5,000         (79,652)            --            292,348
Issuance of common stock                       43,250            --               --             77,500
Issuance of common stock for services            --              --               --             12,000
Net loss                                         --          (178,236)            --           (178,236)
                                          -----------     -----------      -----------      -----------
Balance, December 31, 1994                     48,250        (257,888)            --            203,612
Issuance of common stock                       92,000            --               --            301,000
Common stock issued for services              171,000            --               --            202,250
Net loss                                         --          (468,469)            --           (468,469)
                                          -----------     -----------      -----------      -----------
Balance, December 31, 1995                    311,250        (726,357)            --            238,393
Issuance of common stock                      750,650            --               --            604,500
Cash returned to investors                       --              --               --            (15,000)
Purchase of treasury stock                       --              --            (51,695)         (51,695)
Net loss                                         --          (297,519)            --           (297,519)
                                          -----------     -----------      -----------      -----------
Balance, December 31, 1996                $ 1,061,900     $(1,023,876)     $   (51,695)     $   478,679
                                          ===========     ===========      ===========      ===========

Issuance of common stock                                                                        285,000

Net loss                                                     (142,628)                         (142,628)

                                          -----------     -----------      -----------      -----------
Balance, May 31, 1997                     $ 1,061,900     $(1,166,504)     $   (51,695)     $   621,051
                                          ===========     ===========      ===========      ===========



                 See accompanying notes to financial statements.

                   MULTIPLE DIMENSIONAL LASER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                     FOR THE FIVE MONTHS ENDED MAY 31, 1997
                                   (UNAUDITED)

                                                                                       Period from inception
                                                               Five months ended        (September 28, 1993)
                                                                 May 31, 1997              to May 31, 1997
                                                               -----------------       ---------------------

Cash flows from operating activities:
     Net loss                                                     $  (142,628)              $(1,166,504)
     Adjustments to reconcile net loss to net cash
        used in operating activities:
            Depreciation and amortization                              27,687                   222,026
            Issuance of common stock for services                        --                     269,250
            Changes in operating assets and liabilities:
                Prepaid expenses                                        1,171                    (4,150)
                Inventory                                            (181,858)                 (435,579)
                Other assets                                           (1,052)                   (6,326)
                Accounts payable and accrued liabilities               (2,914)                   16,872
                                                                  -----------               -----------
                    Net cash used in operating activities            (299,594)               (1,104,411)
                                                                  -----------               -----------

Cash flows from investing activities:
     Capital expenditures for property and equipment                     --                     (13,036)
     Capital expenditures for patents                                    (645)                     (645)
                                                                  -----------               -----------
                    Net cash used in investing activities                (645)                  (13,681)

Cash flows from financing activities:
     Issuance of common stock                                         285,000                 1,268,000
     Cash returned to investors                                          --                     (15,000)
     Purchase of treasury stock                                          --                     (51,695)
     Net borrowings/loans from related parties                        315,000                   290,097
                                                                  -----------               -----------
                    Net cash provided by financing activities         600,000                 1,491,402
                                                                  -----------               -----------

Net increase (decrease) in cash and cash equivalents                  299,761                   373,310

Cash at beginning of period                                            73,549                      --
                                                                  -----------               -----------

Cash at end of period                                             $   373,310               $   373,310
                                                                  ===========               ===========



                 See accompanying notes to financial statements.

                  MULTIPLE DIMENSIONAL LASER TECHNOLOGY, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                  MAY 31, 1997

1.   DESCRIPTION OF BUSINESS

     Multiple Dimensional Laser Technology, Inc. (the Company) was incorporated in Nevada on September 28, 1993. The Company is primarily engaged in the development, manufacture, sale and distribution of medical laser equipment. As of May 31, 1997, the Company was in the development stage, in that principal operations had not commenced.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates and Assumptions

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     The Company considers all liquid investments, with original maturities of three months or less when purchased, to be cash equivalents.

     Inventories

     Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Furniture, Equipment and Autos

     Equipment is recorded at cost and depreciated by the straight-line method over the five-year expected useful lives of the assets. Expenditures for normal maintenance and repairs are charged to income, and significant improvements are capitalized. Depreciation expense for the five months ended May 1997 amounted to $25,836.

     Organization Costs

     Costs incident to the creation of the Company, including various legal fees, have been capitalized and are being amortized over a five- year period. Amortization expense for the five months ended May 1997 amounted to $30.

                  MULTIPLE DIMENSIONAL LASER TECHNOLOGY, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                  MAY 31, 1997

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Patents

     Costs incurred for application and filing of the patent, including legal fees, have been capitalized and are being amortized over fifteen years which is the remaining life of the patent. Amortization expense for the five months ended May 1997 amounted to $154.

     Software

     The software costs have been capitalized and are being amortized over a five-year period. Amortization expense for the five months ended May 1997 amounted to $1,667

     Net Loss Per Common Share

     Per share amounts have been computed using the weighted average number of shares of common stock and stock to be issued outstanding for each period.

     Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 utilizes the asset and liability method of computing deferred income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

3.   INVENTORIES

     The major components of inventories at May 31, 1997 are as follows:

              Work-in-process        $ 115,579
              Finished goods           320,000
                                     ---------
                                      $435,579

                  MULTIPLE DIMENSIONAL LASER TECHNOLOGY, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                  MAY 31, 1997


4.   NOTES PAYABLE

     Notes payable at May 31, 1997 consisted of:

              Unsecured non-interest bearing convertible
              notes payable to investors.(For cash received
              in anticipation of the issuance of stock certificates)   $315,000
                                                                       ========

5.   RELATED PARTY TRANSACTIONS
     The Company borrowed/loaned funds from/to a major shareholder in 1994 at an interest rate of 10%. The Company has a receivable of $25,955 at May 1997. The receivable will be paid in 1997 through payroll deductions.

6.   INCOME TAXES

     The Company has recorded no income tax benefit due to the existence of a net operating loss. Net operating loss carryforwards for tax purposes, which will expire, if not utilized, beginning in 2008, amounted to approximately $1,000,000 at December 31, 1996. The Company has recorded a valuation allowance equal to the deferred tax asset related to the net operating loss carryforwards each year.

     The components of the Company's deferred taxes were as follows at December 31, 1996 and 1995:

                                              1996           1995

Net operating loss carryforward            $ 340,000      $ 245,000
Deferred tax asset valuation allowance      (340,000)      (245,000)
                                           ---------      ---------
                                           $      --      $      --
                                           =========      =========

7.   COMMITMENTS AND CONTINGENCIES

     Concentration of Credit Risk

     The Company invests its cash and certificates of deposit primarily in deposits with major banks. Certain deposits, at times, are in excess of federally insured limits. The Company has not incurred losses related to its cash.

                  MULTIPLE DIMENSIONAL LASER TECHNOLOGY, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                  MAY 31, 1997


7.   COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Lease

     The Company leases its office space under a month-to-month lease. Rent expense amounted to $1,200 for the five months ended May 1997.

     Fair Value of Financial Instruments

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies.

     The fair value of financial instruments classified as current assets or liabilities including cash and cash equivalents, receivables and accounts payable approximate carrying value due to the short-term maturity of the instruments.

8.   SUBSEQUENT EVENTS

     On June 25, 1997, the Company entered into a plan of stock transfer and exchange among Buffalo Capital I, Ltd.("Buffalo"), the Company stockholders, and Bill Swor.

     The agreement provided that Buffalo would acquire all of the outstanding shares of the Company in exchange for 4,8000,000 shares of Buffalo's stock.

     The agreement also provided that Buffalo would, upon ratification of the exchange agreement, amend their articles of incorporation to change the corporate name to MDLT and cancel all previously outstanding Class A and Class B warrants.

     Buffalo agreed to issue certain shares and options to consultants, and also agreed to enter into a research and development agreement with William Swor.

     The transactions contemplated by the agreement were consummated on June 25, 1997, as a result of which the Company became the wholly owned subsidiary of Buffalo, and the officers and directors of Buffalo resigned in favor of William Swor and Dan Parker.

     The Company presently has its headquarters in Sulphur Springs, Texas, near Dallas. It is primarily engaged in the development, manufacture, sale, and distribution of medical laser equipment. In the near future it expects to move to a facility in the same area where it will manufacture and assemble its own products. Previously, such manufacture has been outsourced to Kigre, Inc., Hilton Head, S.C., but such relationship is being terminated.

                     BUFFALO CAPITAL I, LTD. AND SUBSIDIARY
                         PRO FORMA FINANCIAL STATEMENTS

The proforma balance sheet and income statements present assets and liabilities and income statement data, respectively, on a pro forma basis for Buffalo Capital I, Ltd. (the "Company") and Multiple Dimensional Laser Technology, Inc. (MDLT, Inc.) as if the acquisition had been made as of May 31, 1997. The acquisition, by means of a private stock offering of the Company's common stock to MDLT, Inc. Stockholders, was consummated on June 25, 1997 and is described in the Company's June 25, 1997 filing on Form 8-K.

The fiscal year end of the Company was August 31, while the fiscal year end of MDLT, Inc. was December 31. The Board of Directors has elected December 31 as the fiscal year. The Company was last audited on May 31, and MDLT, Inc was last audited on December 31; therefore, the new consolidated company will not be audited until December 31.


                     BUFFALO CAPITAL I, LTD. AND SUBSIDIARY
                          (A Development Stage Company)
                             PRO FORMA BALANCE SHEET
                                  May 31, 1997
                                   (Unaudited)

                                         Assets
                                                                                               Pro Forma          Pro Forma
                                                              Company         MDLT, Inc.      Adjustments         Combined
                                                            ------------     ------------     -----------      ---------------
Current assets:
     Cash                                                   $      3,731     $    373,309                      $       377,040
     Receivable, shareholder                                           -           25,955                               25,955
     Prepaid expenses                                                  -            4,150                                4,150
     Inventories                                                       -          435,579                              435,579
                                                            ------------     ------------                      ---------------
         Total current assets                                      3,731          838,994                              842,725
                                                            ------------     ------------                      ---------------

Property and equipment:
     Furniture, equipment and autos                                    -          310,036                              310,036
        Less accumulated depreciation                                  -         (207,280)                            (207,280)
                                                            ------------     ------------                      ---------------
                                                                       -          102,756                              102,756
                                                            ------------     ------------                      ---------------

Other assets:
     Organization costs, net of accumulated amortization             255              180                                  435
     Patents, net of accumulated amortization                          -            4,993                                4,993
     Software, net of accumulated amortization                         -            6,000                                6,000
                                                            ------------     ------------                      ---------------
                                                                     255           11,172                               11,427
                                                            ------------     ------------                      ---------------
                                                            $      3,986     $    952,922                      $       956,908
                                                            ============     ============                      ===============

                          Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable and accrued liabilities               $          -     $     16,870                      $        16,870
     Notes payable                                                     -                -                                    -
     Notes payable, shareholders                                       -          315,000                              315,000
                                                            ------------     ------------                      ---------------
         Total current liabilities                                     -          331,870                              331,870
                                                            ------------     ------------                      ---------------

Commitments and contingencies                                          -                -                                    -

Stockholders' equity:
     Common stock                                                  7,500          777,350        1,058,386 (A)       1,843,236
     Additional paid-in capital                                   92,950        1,061,900       (1,154,850)(A)               -
     Accumulated deficit                                         (96,464)      (1,166,503)          44,769 (A)      (1,218,198)
                                                            ------------     ------------                      ---------------
                                                                   3,986          672,747                              625,038
      Less treasury stock                                              -          (51,695)          51,695 (A)               -
                                                            ------------     ------------                      ---------------
         Total stockholders' equity                                3,986          621,052                              625,038
                                                            ------------     ------------                      ---------------
                                                            $      3,986     $    952,922                      $       956,908
                                                            ============     ============                      ===============


                                        9
See note (A) on Page 10.

                     BUFFALO CAPITAL I, LTD. AND SUBSIDIARY
                 PRO FORMA NET INCOME AND NET EARNINGS PER SHARE
                                   (Unaudited)


As discussed under "Item 2" in the Form 10-QSB filed July 11, 1997, Buffalo Capital I, Ltd. has engaged in no significant operations since inception other than the acquisition of capital and the registering of its securities under the Securities and Exchange Act of 1934, as amended. Pro forma results of operations of Buffalo Capital I, Ltd. as if its acquisition of Multiple Dimensional Laser Technology, Inc. had occurred as of May 31, 1997 would, therefore, exclude revenues and expenses of Buffalo Capital I, Ltd. inasmuch as they do not relate to the continued operations of the successor company, and would include the historical results of operations of Multiple Dimensional Laser Technology, Inc. only, without significant adjustment (see "Financial Statements of Multiple Dimensional Laser Technology, Inc. (Unaudited)" elsewhere herein). In addition, the fiscal year end for Buffalo Capital I, Ltd. is August 31 whereas the fiscal year end for Multiple Dimensional Laser Technology, Inc. is December 31.

Accordingly, no pro forma income statements for the combined companies for the five months ended May 31, 1997 have been presented. Pro forma earnings per share information for this period is as follows:



                                          Income From             Weighted Average
                                          Continuing              Number of Shares
                                        Operations Per            of Common Stock
                                         Common Share               Outstanding
                                      ---------------------     --------------------

Five Months ended May 31, 1997               $0.00                   4,800,000




(A) On June 25, 1997, Buffalo Capital I, Ltd. entered into a plan of stock transfer and exchange among Buffalo Capital I, Ltd.("Buffalo"), Multiple Dimensional Laser Technology, Inc. ("MDLT, Inc.") Stockholders and William Swor.

     The agreement provided that Buffalo would acquire all of the outstanding shares of MDLT in in exchange for 4,8000,000 shares of Buffalo's stock.

     The agreement also provided that Buffalo would, upon ratification of the exchange agreement, amend their Articles of Incorporation to change the corporate name to MDLT and cancel all previously outstanding Class A and Class B warrants.

     Buffalo agreed to issue certain shares and options to consultants, and also agreed to enter into a research and development agreement with Bill Swor.

     The transactions contemplated by the agreement were consummated on June 25, 1997, as a result of which the original MDLT became the wholly owned subsidiary of Buffalo, and the officers and directors of Buffalo resigned in favor of William Swor and Dan Parker

                                       10